                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Unisys Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                                       Unisys Corporation
                                                       Unisys Way
                                                       Blue Bell, PA 19424-0001

[UNISYS LOGO]

March 16, 2000

Dear Fellow Stockholder:

     It is my pleasure to invite you to the Unisys 2000 Annual Meeting of Stockholders. This year's meeting will be held on Thursday, April 27, 2000 at the Marriott Philadelphia, which is located at 1201 Market Street in Philadelphia, Pennsylvania. The meeting will begin at 9:30 a.m.

     Our accomplishments in 1999 were many. Although our revenue growth was only 4%, we delivered a more than 50% increase in earnings per share, further reduced debt and eliminated more than $100 million of annual preferred dividends. We launched an exciting portfolio of services, solutions, and technologies to position Unisys in the fast-growing electronic business marketplace. And to improve our delivery of e-business solutions to clients, we moved to an integrated approach to serving our largest customers worldwide that is focused on increasing sales productivity, enhancing cross-selling opportunities, and accelerating profitable revenue growth.

     Whether you plan to attend the annual meeting or not, I urge you to take a moment to vote on the items in this year's proxy statement. Most stockholders have a choice of voting their shares over the Internet, by telephone, or by completing, signing, and returning a proxy card. Voting by any of these means only takes a few minutes, and it will ensure that your shares are represented at the meeting.

     I look forward to seeing you at the annual meeting and to reporting on our 1999 achievements and our goals for 2000.

                                          Sincerely,

                                          /s/ Larry A. Weinbach
                                          Lawrence A. Weinbach
                                          Chairman, President and
                                          Chief Executive Officer

                                 [UNISYS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

     Unisys Corporation will hold its 2000 Annual Meeting of Stockholders at the Marriott Philadelphia, 1201 Market Street, Philadelphia, Pennsylvania, on Thursday, April 27, 2000 at 9:30 a.m. to:

          1. elect four directors;

          2. ratify the selection of independent auditors for 2000; and

          3. transact any other business properly brought before the meeting.

     Only holders of Unisys Common Stock of record at the close of business on February 28, 2000 will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /S/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Vice President, Deputy General Counsel
                                          and Secretary

Blue Bell, Pennsylvania
March 16, 2000

                                   IMPORTANT

YOUR VOTE IS IMPORTANT. MOST STOCKHOLDERS WILL HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE, OR BY USING A TRADITIONAL PROXY CARD. PLEASE CHECK THE INFORMATION YOU HAVE RECEIVED TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.

                               TABLE OF CONTENTS

PROXY STATEMENT
  Required Vote.............................................    1
  Voting Procedures and Revocability of Proxies.............    1
ELECTION OF DIRECTORS.......................................    2
  Information Regarding Nominees and Directors..............    2
  Board Meetings............................................    5
  Committees................................................    5
  Corporate Governance Guidelines...........................    6
  Stock Ownership Guidelines................................    7
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...........    8
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    8
EXECUTIVE COMPENSATION......................................   10
  Summary Compensation Table................................   10
  Option Grants in Last Fiscal Year.........................   11
  Option Exercises and Fiscal Year-End Values...............   11
  Long-Term Incentive Awards................................   12
  Pension Plans.............................................   12
  Employment Agreements.....................................   13
  Change in Control Employment Agreements...................   14
  Compensation of Directors.................................   14
REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION
  COMMITTEE.................................................   15
  Compensation Program and Policies.........................   15
  Base Salary...............................................   15
  Short-Term Incentive Payments.............................   15
  Long-Term Incentive Awards................................   16
  Compensation of the Chief Executive Officer...............   16
  Deductibility of Executive Compensation...................   16
STOCK PERFORMANCE GRAPH.....................................   17
GENERAL MATTERS.............................................   18
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
  Policy on Confidential Voting.............................   18
  Stockholder Proposals and Nominations.....................   18
  Electronic Access to Proxy Materials and Annual Report....   18
  Other Matters.............................................   19

                               UNISYS CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

     The Board of Directors of Unisys Corporation solicits your proxy for use at the 2000 Annual Meeting of Stockholders to be held on April 27, 2000 and at any adjournments. At the Annual Meeting, stockholders will be asked to elect directors and to ratify the selection of independent auditors.

     The record date for the Annual Meeting is February 28, 2000. Only holders of record of Unisys Common Stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 311,559,670 shares of Common Stock were outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

     This Proxy Statement, the proxy/voting instruction card, and the annual report of Unisys, including 1999 financial statements, are being mailed and made available on the Internet on or about March 16, 2000.

REQUIRED VOTE

     Each share of Unisys Common Stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. Ratification of the selection of independent auditors will require the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote. Abstentions will be included in the vote totals for this matter, and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Your vote is important. Shares may be voted at the Annual Meeting only if you are present in person or represented by proxy. Most stockholders have a choice of voting (a) by completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided, (b) over the Internet, or (c) by telephone using a toll-free telephone number. Check the materials you have received to see which options are available to you and to obtain the applicable web site or telephone number. If you elected to receive proxy materials over the Internet, you should have already received e-mail instructions on how to vote electronically. Please be aware that if you vote over the Internet, you may incur costs associated with your electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities by use of a control number, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures are consistent with the requirements of applicable law.

     You may revoke your proxy at any time before it is exercised by writing to the Secretary of Unisys, by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote), or by voting in person at the meeting.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     If you properly complete and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of directors, FOR the selection of independent auditors, and in their discretion on any other matters that properly come before the Annual Meeting.

     If you are a participant in the Unisys Savings Plan, the proxy/voting instruction card will serve as voting instructions to the plan trustee for any whole shares of Unisys Common Stock credited to your account as of February 28, 2000. The trustee will vote those shares in accordance with your instructions if it receives your completed proxy by April 21, 2000. If the proxy is not timely received, or if you give no instructions on a matter to be voted upon, the trustee will vote the shares credited to your account in the same proportion as it votes those shares for which it received proper instructions from other participants.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 11 members, divided into three classes. One class of directors is elected each year to hold office for a three-year term. Four of the five directors whose terms expire in 2000, Gail D. Fosler, Melvin R. Goodes, Rajiv L. Gupta, and Edwin A. Huston, have been nominated for reelection. Under the Company's Bylaws, no person may be elected a director after having attained the age of 70. Robert McClements, Jr. will therefore not stand for reelection at the Annual Meeting, and the Board will then consist of ten members. The remaining six directors will continue to serve as set forth below. Each of the nominees has agreed to serve as a director if elected, and Unisys believes that each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The names and ages of the nominees and directors, their principal occupations and employment during the past five years, and other data regarding them are as follows.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

[FOSLER PHOTO]
                  GAIL D. FOSLER
                  Ms. Fosler, 52, is Senior Vice President and Chief Economist of The Conference Board, a business-sponsored, nonprofit research organization. She is a Director of H. B. Fuller Company and DBS Holdings (Singapore) and a Trustee of the John Hancock Mutual Funds. She has served as a Director of Unisys since 1993 and is a member of the Finance Committee.

[GOODES PHOTO]
                  MELVIN R. GOODES
                  Mr. Goodes, 64, is a retired Chairman and Chief Executive Officer of Warner-Lambert Company, a diversified worldwide health care, pharmaceutical, and consumer products company. He is a Director of Chase Manhattan Corporation. He has served as a Director of Unisys since 1987 and is a member of the Corporate Governance and Compensation Committee.

[GUPTA PHOTO]
                  RAJIV L. GUPTA
                  Mr. Gupta, 54, is a Director and Chairman and Chief Executive Officer of Rohm and Haas Company, a specialty chemical company. He has also held the positions of Vice Chairman and Vice President of that company. He is a Director of Technitrol, Inc. He has served as a Director of Unisys since February, 2000.

[HUSTON PHOTO]
                  EDWIN A. HUSTON
                  Mr. Huston, 61, is Vice Chairman of Ryder System, Inc., an international logistics and transportation solutions company. He previously served as Senior Executive Vice President Finance and Chief Financial Officer of that company. He has served as a Director of Unisys since 1993 and is a member of the Audit Committee.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 2001

[DUQUES PHOTO]
                  HENRY C. DUQUES
                  Mr. Duques, 56, is a Director and Chairman and Chief Executive Officer of First Data Corporation, an electronic payments and information management company. He is a Director of theglobe.com, inc. He has served as a Director of Unisys since 1998 and is a member of the Corporate Governance and Compensation Committee.

[MARTIN PHOTO]
                  THEODORE E. MARTIN
                  Mr. Martin, 60, is a retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer and distributor of automotive and aircraft components and maintenance products. He has also held the position of Executive Vice President-Operations of that company. He is a Director of Ingersoll-Rand Company, PE Corporation, and RJR Nabisco Holdings Corp. He has served as a Director of Unisys since 1995 and is a member of the Finance Committee.

[WEINBACH PHOTO]
                  LAWRENCE A. WEINBACH
                  Mr. Weinbach, 60, is Chairman of the Board, President and Chief Executive Officer of Unisys. He previously served in the position of Managing Partner-Chief Executive of Andersen Worldwide, a global professional services organization. He is a Director of Avon Products, Inc. He has served as a Director of Unisys since 1997.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 2002

[BOLDUC PHOTO]
                  J. P. BOLDUC
                  Mr. Bolduc, 60, is Chairman and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital, and real estate investment holding company with interests in the food, real estate, packaging, instruments, and manufacturing industries. He previously served in the positions of Vice Chairman, Chief Operating Officer, President and Chief Executive Officer of W. R. Grace & Co., a specialty chemicals and health care company, from 1986 to 1995. He is a Director of Proudfoot PLC. He has served as a Director of Unisys since 1992 and is a member of the Finance Committee and the Nominating Committee.

[DUDERSTADT PHOTO]
                  JAMES J. DUDERSTADT
                  Dr. Duderstadt, 57, is President Emeritus and University Professor of Science and Engineering at the University of Michigan. He is a Director of CMS Energy Corporation. He has served as a Director of Unisys since 1990 and is a member of the Audit Committee.

[MACKE PHOTO]
                  KENNETH A. MACKE
                  Mr. Macke, 61, is General Partner of Macke Partners, a venture capital firm. He previously served as Chairman and Chief Executive Officer of Dayton Hudson Corporation, a general merchandise retailer, from 1984 to 1994. He has served as a Director of Unisys since 1989 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee.

BOARD MEETINGS

     The Board of Directors held nine meetings in 1999. During 1999, all directors attended at least 75 percent of the meetings of the Board of Directors and standing Committees on which they served.

COMMITTEES

     The Board of Directors has a standing Audit Committee, Corporate Governance and Compensation Committee, Finance Committee, and Nominating Committee.

     The Audit Committee reviews compliance with Company policies, reviews internal control procedures, recommends to the Board of Directors the firm of independent auditors to serve the Company, reviews the scope, fees, and results of the audit by the independent auditors, and reviews the internal audit organization and annual audit plan. The Audit Committee held four meetings in 1999. Its members are Dr. Duderstadt, Mr. Huston, and Mr. McClements.

     The Corporate Governance and Compensation Committee oversees the Company's corporate governance, the Company's executive management structure, the compensation-related policies and programs involving the Company's executive management, and the level of compensation and benefits of officers and key employees. It also oversees the Company's diversity programs. The Corporate Governance and Compensation Committee held four meetings in 1999. Its members are Mr. Duques, Mr. Goodes, and Mr. Macke.

     The Finance Committee reviews the Company's financial affairs, including its capital structure, financial arrangements, capital spending, and acquisition and disposition plans. It also oversees the management and investment of funds in the pension, savings, and welfare plans sponsored by the Company. The Finance Committee held four meetings in 1999. Its members are Mr. Bolduc, Ms. Fosler, and Mr. Martin.

     The Nominating Committee identifies and reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Unisys Corporation, Unisys Way, Blue Bell, Pennsylvania 19424. The Nominating Committee held three meetings in 1999. Its members are Mr. Bolduc, Mr. Macke, and Mr. McClements.

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues. Among other matters, these guidelines cover the following:

           1. A majority of the Board of Directors should be independent directors. Interlocking directorships should be avoided, and directors should not, except in rare circumstances approved by the Board, draw any consulting, legal, or other fees from the Company. The independence of outside directors is reviewed annually by the Corporate Governance and Compensation Committee.

           2. Membership on the Audit, Corporate Governance and Compensation, and Nominating Committees is limited to outside directors.

           3. A Director may not serve beyond the annual stockholders' meeting following attainment of age 70.

           4. Directors should offer their resignations upon a change in position, including retirement, from the position they held when they were elected to the Board. In addition, if the Company's chief executive officer resigns from that position, he is expected to offer his resignation from the Board at the same time.

           5. The Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members and will consider issues of diversity, age, and skills in its assessment of the needs of the Board. The Corporate Governance and Compensation Committee maintains an orientation program for new directors.

           6. The Corporate Governance and Compensation Committee is responsible for providing an annual assessment of the Board's performance and of its contribution as a whole.

           7. The outside directors have the opportunity to meet in executive session, apart from the chief executive officer and other members of management, at any time. Either the outside director serving as the chairman of the Corporate Governance and Compensation Committee or the outside director serving as the chairman of the Finance Committee assumes the responsibility of chairing such meetings.

           8. The outside directors meet annually in executive session to review the performance of the chief executive officer. The evaluation is led by the Corporate Governance and Compensation Committee and is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives, and development of management. The evaluation is used by the Corporate Governance and Compensation Committee in its consideration of the compensation of the chief executive officer.

           9. The chief executive officer is expected to provide an annual report on succession planning to the Corporate Governance and Compensation Committee.

          10. Board members have complete access to Unisys management. Members of senior management who are not Board members regularly attend Board meetings, and the Board encourages senior management, from time to time, to bring into Board meetings other managers who can provide additional insights into the matters under discussion.

STOCK OWNERSHIP GUIDELINES

     In 1998, the Board established stock ownership guidelines for both directors and executive officers in order to more closely link their interests with those of stockholders. Under the guidelines, directors are expected to own, within a five-year period, Unisys stock or stock units having a value equal to four times their annual retainer. Executive officers are expected to own stock or stock units having a value equal to a multiple of base salary as follows: chief executive officer -- four times; executive and senior vice presidents -- two times; vice presidents -- one times. They have either three or five years to achieve the minimum levels, depending on the date they became an executive officer. Restricted shares and stock options, including vested stock options, do not count toward fulfillment of the ownership guidelines.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 2000 and recommends ratification of this selection by the stockholders. Ernst & Young LLP has served as independent auditors for Unisys since the merger of Burroughs Corporation and Sperry Corporation in 1986, having previously served in that capacity for Sperry Corporation. Its representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

     The Board of Directors considers Ernst & Young LLP to be well qualified to serve as the independent auditors for Unisys. If, however, stockholders do not ratify the selection of Ernst & Young LLP, the Board will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2000. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Shown below is information with respect to persons or groups that beneficially own more than five percent of Unisys Common Stock. This information is derived from Schedules 13G filed by such persons or groups in February 2000.

NAME AND ADDRESS OF                                           NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                              OF COMMON STOCK     OF CLASS
-------------------                                           ----------------    --------
FMR Corp. ..................................................     44,795,464(1)     14.454
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Contrafund
82 Devonshire Street, Boston, MA 02109
AIM Management Group, Inc. .................................     16,481,472(2)       5.32
AMVESCAP Group Services, Inc.
AMVESCAP PLC
AVZ, Inc.
INVESCO (NY) Asset Management, Inc.
INVESCO Capital Management, Inc.
INVESCO Funds Group, Inc.
INVESCO Management & Research, Inc.
INVESCO North American Holdings, Inc.
INVESCO Realty Advisers, Inc.
INVESCO, Inc.
11 Devonshire Square, London EC2M 4YR, England

---------------
(1) Sole dispositive power has been reported for 44,795,464 shares. Sole voting power has been reported for 2,756,682 shares.

(2) Shared voting power and shared dispositive power have been reported for all shares shown.

     Shown below are the number of shares of Unisys Common Stock (or stock units) beneficially owned as of March 1, 2000, by all directors and nominees, each of the executive officers named on page 10, and all directors and officers of Unisys as a group. No individual or group named below beneficially owns more than one percent of the outstanding shares of Unisys Common Stock.

                                                                        ADDITIONAL SHARES OF
                                               NUMBER OF SHARES         COMMON STOCK DEEMED
             BENEFICIAL OWNER                OF COMMON STOCK(1)(2)    BENEFICIALLY OWNED(1)(3)
             ----------------                ---------------------    ------------------------
Harold S. Barron...........................          18,388                    176,500
Jack A. Blaine.............................          10,098                     78,000
J. P. Bolduc...............................          12,651                  --
James J. Duderstadt........................          10,854                  --
Henry C. Duques............................           8,415                  --
Gail D. Fosler.............................          23,539                  --
George R. Gazerwitz........................          58,866                    143,750
Melvin R. Goodes...........................          12,545                  --
Rajiv L. Gupta.............................           1,061                  --
Edwin A. Huston............................          11,846                  --
Kenneth A. Macke...........................          39,176                  --
Theodore E. Martin.........................          19,488                  --
Robert McClements, Jr. ....................          26,266                  --
Joseph W. McGrath..........................          51,513                     20,000
Lawrence A. Weinbach.......................         254,697                    715,750
All directors and officers as a group......         696,413                  1,481,825

---------------

(1) Includes shares reported by directors and officers as held directly or in the names of spouses, children, or trusts as to which beneficial ownership may have been disclaimed.

(2) Includes:

     (a) Shares held under the Unisys Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code, as follows:
         Mr. Barron, 69; Mr. Blaine, 776; Mr. Gazerwitz, 1,729; Mr. McGrath, 8; Mr. Weinbach, 54; officers as a group, 7,030. With respect to such shares, plan participants have authority to direct voting.

     (b) Restricted shares, which may be voted but may not be sold or pledged, as follows: Mr. Weinbach, 42,442; officers as a group, 42,442.

     (c) Stock units deferred under the Deferred Compensation Plan For Executives of Unisys Corporation as follows: Mr. Barron, 6,670; Mr. Blaine, 5,700; Mr. Gazerwitz, 13,000; officers as a group, 97,109. Deferred stock units are payable in shares of Unisys common stock upon termination of employment or any date at least five years after the deferral. They may not be voted.

     (d) 38,666 restricted share units, as described on page 12, for Mr.
         McGrath.

     (e) Stock Units, as described on page 14, for directors as follows: Mr. Bolduc, 9,651; Dr. Duderstadt, 9,804; Mr. Duques, 3,415; Ms. Fosler, 8,389; Mr. Goodes, 12,345; Mr. Gupta, 61; Mr. Huston, 10,846; Mr.
         Macke, 37,976; Mr. Martin, 19,488; and Mr. McClements, 26,266.

(3) Shares shown are shares subject to options exercisable within 60 days following March 1, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the other four most highly compensated executive officers of Unisys in 1999 (the "Named Officers") for services rendered in all capacities to Unisys for 1999, 1998, and 1997.

                                                                                     LONG-TERM COMPENSATION
                                                                          ---------------------------------------------
                          ANNUAL COMPENSATION                                     AWARDS                  PAYOUTS
-----------------------------------------------------------------------   -----------------------   -------------------
                                                                OTHER     RESTRICTED   SECURITIES
                                                               ANNUAL       STOCK      UNDERLYING    LTIP     ALL OTHER
                                                               COMPEN-     AWARD(S)     OPTIONS/    PAYOUTS    COMPEN-
          NAME AND                  SALARY(1)   BONUS(1)(2)   SATION(3)      (4)        SARS(5)       (6)     SATION(6)
     PRINCIPAL POSITION       YEAR     ($)          ($)          ($)         ($)          (#)         ($)        ($)
     ------------------       ----  ---------   -----------   ---------   ----------   ----------   -------   ---------
Lawrence A. Weinbach(7).....  1999  1,300,000    1,320,000    2,012,936          --      363,000      --       330,413
  Chairman, President and     1998  1,200,000    1,800,000    1,332,709          --      250,000      --       161,800
  Chief Executive Officer     1997    327,692    1,992,000      766,742   2,058,364    1,000,000      --            --

Jack A. Blaine(8)...........  1999    375,000      200,000        9,445          --       75,000      --        91,827
  Executive Vice President    1998    366,668      225,000       11,892          --       60,000      --        32,559
                              1997    316,258      186,000       21,238          --       35,000      --        53,000

George R. Gazerwitz.........  1999    441,678      300,000           36          --      125,000      --       113,094
  Executive Vice President    1998    435,674      325,000        6,020          --      100,000      --        60,790
                              1997    350,004      256,000       65,506          --       60,000      --        85,116

Joseph W. McGrath(9)........  1999    321,675      310,000      217,989   2,011,875       80,000      --        70,880
  Executive Vice President

Harold S. Barron............  1999    375,000      150,000       18,190          --       65,000      --       147,272
  Senior Vice President       1998    375,000      220,000        6,839          --       50,000      --           800
  and General Counsel         1997    375,000      216,000       59,980          --       35,000      --       113,440

---------------
(1) Amounts shown include compensation deferred under the Unisys Savings Plan or the Deferred Compensation Plan for Executives of Unisys Corporation.

(2) Amount shown for Mr. McGrath includes the one-time bonus described at page
    13.

(3) Amounts shown for Mr. McGrath for 1999 are tax reimbursements and personal benefits, including $101,832 for relocation. All amounts shown for the other Named Officers for 1999 are tax reimbursements.

(4) Amounts shown in this column are the dollar value of restricted stock awards based on the closing market price of Unisys Common Stock on the date of grant. Mr. Weinbach was originally awarded 169,762 restricted shares in 1997, of which 127,320 shares had vested by December 31, 1999. The remaining 42,442 shares will vest on September 23, 2000. At December 31, 1999, these 42,442 shares had a value of $1,355,492. At December 31, 1999, Mr. McGrath held 58,000 restricted share units with a value of $1,852,375. The grant to Mr. McGrath is more fully described at page 12.

(5) Although the Company's long-term incentive plan permits grants of free-standing stock appreciation rights and the payment of performance awards, no such grants or payments were made to any of the Named Officers during the years presented.

(6) Amounts shown for 1999 consist of Company matching contributions under the Unisys Savings Plan and the full amount of premiums paid by Unisys for life insurance under split-dollar arrangements as follows: Mr. Weinbach - $1,600, $328,813; Mr. Blaine - $1,600, $90,227; Mr. Gazerwitz - $1,600; $111,494;
    Mr. McGrath - $419, $70,461; Mr. Barron - $1,600, $145,672.

(7) Mr. Weinbach joined Unisys in September 1997.

(8) Mr. Blaine was a Senior Vice President of Unisys during the years presented. He was elected an Executive Vice President effective January 1, 2000.

(9) Mr. McGrath joined Unisys as a Senior Vice President in January 1999. He was elected an Executive Vice President effective January 1, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on grants of stock options during 1999 to the Named Officers. No stock appreciation rights were granted during 1999.

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                       FOR OPTION TERMS(1)
---------------------------------------------------------------------------------   ----------------------------
                                  NUMBER OF       % OF
                                  SECURITIES     TOTAL
                                  UNDERLYING    OPTIONS     EXERCISE
                                   OPTIONS     GRANTED TO   OR BASE
                                  GRANTED(2)   EMPLOYEES    PRICE(3)   EXPIRATION
NAME                                 (#)        IN 1999      ($/SH)     DATE(4)        5%($)          10%($)
----                              ----------   ----------   --------   ----------   ------------   -------------
Lawrence A. Weinbach............   363,000        5.2       30.1875     4/22/09      6,903,579      17,423,319
Jack A. Blaine..................    75,000        1.1       30.1875     4/22/09      1,426,359       3,599,859
George R. Gazerwitz.............   125,000        1.8       30.1875     4/22/09      2,377,266       5,999,766
Joseph W. McGrath...............    60,000        0.8       34.5938     1/06/09      1,307,646       3,300,249
                                    20,000        0.3       30.1875     4/22/09        380,363         959,963
Harold S. Barron................    65,000        0.9       30.1875     4/22/09      1,236,178       3,119,878

---------------

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified annual rates of appreciation on Unisys Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) Options were granted to Mr. McGrath on January 6, 1999 and April 22, 1999. Options were granted to the other Named Officers on April 22, 1999. Options become exercisable in four equal annual installments, beginning one year after the date of grant. Options become immediately exercisable in the event of a change in control (as defined in the long-term incentive plan).

(3) The exercise price per share is the fair market value (calculated as the average of the high and low sales prices reported on the Composite Tape for New York Stock Exchange Listed Companies) of a share of Unisys Common Stock on the date of grant. Options may be exercised with cash and/or with other shares of Unisys Common Stock or with any other form of consideration permitted by the Corporate Governance and Compensation Committee.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during 1999 and unexercised stock options held by the Named Officers at December 31, 1999.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AT                    OPTIONS AT
                            SHARES                       DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                           ACQUIRED       VALUE                 (#)                           ($)
                          ON EXERCISE   REALIZED    ---------------------------   ---------------------------
NAME                          (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ---------   -----------   -------------   -----------   -------------
Lawrence A. Weinbach....        --             --     562,500       1,050,500     10,654,269     12,441,856
Jack A. Blaine..........     2,000         66,750      36,750         146,250        672,374      1,220,388
George R. Gazerwitz.....        --             --      63,750         242,500      1,192,577      1,999,996
Joseph W. McGrath.......        --             --          --          80,000             --         35,000
Harold S. Barron........    40,000      1,357,500     145,250         128,750      3,110,124      1,133,748

---------------

(1) Difference between the closing price reported on the Composite Tape for New York Stock Exchange Listed Companies for Unisys Common Stock at December 31, 1999 and the exercise price.

LONG-TERM INCENTIVE AWARDS

     On January 6, 1999, Joseph W. McGrath received an award of 58,000 restricted share units under the Company's long-term incentive plan. The grant will vest over three years, with one-third vesting each year beginning on the first anniversary of the date of grant. Restricted share units may not be voted and are not entitled to receive dividends.

PENSION PLANS

     The table below shows the aggregate annual amounts at age 65 that would be received from the Unisys Pension Plan (the "Pension Plan"), the Supplemental Executive Retirement Plan (the "Supplemental Plan"), and the Elected Officer Pension Plan (the "Officer Plan").

     The Pension Plan and Supplemental Plan generally are available to all employees located in the United States. The Officer Plan is available to officers, including the Named Officers, who satisfy certain minimum service requirements. The aggregate pension amount payable under the Officer Plan is offset by benefits paid under the Pension Plan, the Supplemental Plan, and any applicable subsidiary plan. The amounts shown in the table are computed on a single life annuity basis and are subject to a reduction equal to 50% of the participant's primary social security benefit.

                                               YEARS OF SERVICE
   ASSUMED FINAL       -----------------------------------------------------------------
AVERAGE COMPENSATION      5          10         15         20         25      30 OR MORE
--------------------   --------   --------   --------   --------   --------   ----------
     $  200,000        $ 40,000   $ 80,000   $ 90,000   $100,000   $110,000   $  120,000
        300,000          60,000    120,000    135,000    150,000    165,000      180,000
        400,000          80,000    160,000    180,000    200,000    220,000      240,000
        500,000         100,000    200,000    225,000    250,000    275,000      300,000
        600,000         120,000    240,000    270,000    300,000    330,000      360,000
        700,000         140,000    280,000    315,000    350,000    385,000      420,000
        800,000         160,000    320,000    360,000    400,000    440,000      480,000
        900,000         180,000    360,000    405,000    450,000    495,000      540,000
      1,000,000         200,000    400,000    450,000    500,000    550,000      600,000
      1,100,000         220,000    440,000    495,000    550,000    605,000      660,000
      1,200,000         240,000    480,000    540,000    600,000    660,000      720,000
      1,300,000         260,000    520,000    585,000    650,000    715,000      780,000
      1,400,000         280,000    560,000    630,000    700,000    770,000      840,000
      1,500,000         300,000    600,000    675,000    750,000    825,000      900,000
      1,600,000         320,000    640,000    720,000    800,000    880,000      960,000
      1,700,000         340,000    680,000    765,000    850,000    935,000    1,020,000

     Final Average Compensation generally corresponds to the amounts shown in the Summary Compensation Table under the headings Salary and Bonus. However, Final Average Compensation is calculated using the individual's highest 60 consecutive months of compensation out of the final 120 months of employment and thus will differ somewhat from the amounts shown in the Summary Compensation Table. Final Average Compensation for the Named Officers as of March 1, 2000 is as follows: J. A. Blaine - $483,371; G. R. Gazerwitz - $548,129; J. W.
McGrath - $511,435; H. S. Barron - $520,950. Full years of credited service under the pension plans for the Named Officers as of March 1, 2000 are as follows: J. A. Blaine - 16 years; G. R. Gazerwitz - 18 years; J. W.
McGrath - one year; H. S. Barron - nine years.

     Pursuant to the employment agreement described below, Lawrence A. Weinbach is vested in an annual pension benefit as follows: 0-3 years of service - $350,000; 4 years - $570,000; 5 years - $710,000; 6 years - $860,000;
7 or more years - $1,000,000.

EMPLOYMENT AGREEMENTS

     On September 23, 1997, the Company entered into a five-year employment agreement with Lawrence A. Weinbach, covering the terms and conditions of Mr. Weinbach's employment as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a minimum base salary of $1,200,000 per year, subject to annual review by the Corporate Governance and Compensation Committee, and eligibility for an annual bonus award at a target bonus level of not less than 100% of base salary. The actual bonus payable, if any, is to be determined by the Corporate Governance and Compensation Committee in its sole discretion, except that, for the 1999 award year, Mr. Weinbach was guaranteed a minimum bonus equal to 100% of the base salary paid to him in the year. Mr. Weinbach is eligible to participate in the benefit programs generally made available to executive officers, is entitled to the pension benefits discussed above, and is eligible to receive stock option and other long-term incentive awards under the Company's long-term incentive plan. If Mr. Weinbach's employment is terminated under certain circumstances, the agreement provides for him to receive continued payment of his base salary for the remainder of the term (but in no event less than one year's base salary) and, for the one-year period following the date of termination, a bonus in an amount equal to his target bonus percentage times the base salary paid during such period. He will also be entitled to continued medical and dental coverage through the remaining term of the agreement, full vesting in outstanding awards under the long-term incentive plan, and one additional year of service for pension purposes. Salary continuation amounts paid to Mr. Weinbach after two years from the date of employment termination will be reduced by the amount of any cash compensation he receives for services rendered to any entity other than Unisys. Mr. Weinbach is also party to a change in control agreement with the Company, as described below. He is not entitled to receive duplicate payments under the change in control agreement and his employment agreement.

     The Company and Joseph W. McGrath are parties to a three-year employment agreement terminating in January 2002. Under the agreement, Mr. McGrath is entitled to an annual base salary of $325,000 and eligibility for an annual bonus at a target of 55% of annual salary. The agreement provides that the actual bonus amount can vary from zero to 150% of target, except that for 1999 Mr. McGrath was guaranteed a minimum bonus of $178,750. Under the agreement, Mr. McGrath also received a one-time bonus in the amount of $110,000 at the time his employment began. At that time, he also received the first stock option grant disclosed on page 11 and the restricted share unit award described on page 12. Mr. McGrath is eligible to participate in the benefit programs generally made available to executive officers and is eligible to receive stock option and other long-term incentive awards under the Company's long-term incentive plan. If Mr. McGrath's employment terminates under certain circumstances, he will be entitled to receive continued payment of his base salary, a bonus payment at 100% of target, and continued medical and dental benefits for the remaining term of the agreement, or twelve months from the date of termination, whichever is greater. Mr. McGrath is also party to a change in control agreement. He is not entitled to receive duplicate payments under the change in control agreement and his employment agreement.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into change in control employment agreements with its executive officers including the Named Officers. The agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. A change in control is generally defined as (i) the acquisition of 20% or more of Unisys Common Stock, (ii) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. Each agreement has a term ending on the third anniversary of the date of the change in control. These agreements, which are the same in substance for each executive, provide that in the event of a change in control each executive will have specific rights and receive certain benefits. Those benefits include the right to continue in the Company's employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. Upon a termination of employment under certain circumstances following a change in control, the terminated executive will be entitled to receive special termination benefits, including a lump sum payment equal to three years base salary and bonus and the actuarial value of the pension benefit the executive would have accrued had the executive remained employed for three years following the termination date. The special termination benefits are payable if the Company terminates the executive without cause, the executive terminates employment for certain enumerated reasons (including a reduction in the executive's compensation or responsibilities or a change in the executive's job location), or the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the date of the change in control. If any payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive a payment on an after-tax basis equal to the excise tax imposed. The executive is under no obligation to mitigate amounts payable under these agreements, and to the extent the executive has a separate employment agreement with the Company with conflicting rights, the executive is allowed the greater entitlement.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive an annual retainer of $35,000, an annual attendance fee of $10,000 for regularly scheduled Board and committee meetings, and a meeting fee of $1,000 for attendance at each Board and committee meeting held on other than a regularly scheduled meeting day. Chairmen of committees other than the Nominating Committee also receive an annual $5,000 retainer. The annual retainers and annual attendance fee are paid in monthly installments, with 50% of each installment paid in cash and 50% in the form of common stock equivalent units ("Stock Units"). The value of each Stock Unit at any point in time is equal to the value of one share of Unisys Common Stock. Stock Units are recorded in a memorandum account maintained for each director. A director's Stock Unit account is payable upon termination of service, or at any date at least five years after the Stock Units are awarded, in either cash or common stock at the election of the director. Directors do not have the right to vote with respect to any Stock Units. Directors also have the opportunity to defer until termination of service, or until any date at least five years after the deferral, all or a portion of their cash fees. Any deferred cash amounts, and earnings or losses thereon, are recorded in a memorandum account maintained for each director. The right to receive future payments of Stock Unit accounts and deferred cash accounts is an unsecured claim against the Company's general assets. Directors who are employees of the Company do not receive any cash or Stock Units for their services as directors.

         REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

COMPENSATION PROGRAM AND POLICIES

     The Company's executive compensation program is administered by the Corporate Governance and Compensation Committee (the "Committee"). In this capacity, the Committee reviews compensation levels of elected officers, evaluates performance, considers management succession and related matters, and administers the Company's incentive plans, including the Executive Variable Compensation Plan (the "EVC Plan") and the 1990 Unisys Long-Term Incentive Plan (the "LTIP").

     The Company's executive compensation program is designed to attract and retain executives responsible for the Company's long-term success, to reward executives for achieving both financial and strategic company goals, to align executive and stockholder interests through long-term, equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. As a result, a substantial portion of each executive's total compensation is intended to be variable and to be tied closely to the achievement of specific business objectives and corporate financial goals, as well as the attainment of the executive's individual performance objectives. The Company's executive compensation program also takes into account the compensation practices of companies with whom Unisys competes for executive talent. These companies (the "peer companies") include the principal companies included in the peer group indices in the Performance Graph on page 17 of this Proxy Statement and additional companies in various industries.

     The three key components of the Company's executive compensation program for 1999 were base salary, short-term incentive payments, and long-term incentive awards in the form of stock options. Overall compensation is intended to be competitive for comparable positions at the peer companies.

     The Company's policies with respect to each of the elements of its executive compensation program, as well as the basis for the compensation awarded to the chief executive officer, are discussed below.

BASE SALARY

     Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

SHORT-TERM INCENTIVE PAYMENTS

     For 1999, all of the Company's executive officers participated in the EVC Plan. This plan's stated purpose is to motivate and reward elected officers and other key executives for the attainment of individual and/or corporate performance goals. Under the EVC Plan, the Committee has the discretion to determine the conditions (including performance objectives) applicable to annual award payments and the amounts of such awards. With respect to executives other than Mr. Weinbach, awards under the EVC Plan for 1999 were generally determined as follows.

     Early in 1999, executives were assigned target award amounts for the year, which were typically stated as a percentage of base salary (ranging, in the case of elected officers other than the chief executive officer, from 45% to 60%). Performance goals were also established based upon the financial performance of Unisys (generally, achievement of pre-established objectives for revenue, earnings per share, cash flow, and selling, general and administrative costs as a percentage of revenue) and upon individual performance objectives. Actual award amounts could range from zero to 150% of target, depending upon the Committee's assessment of the individual's performance, including contribution to achieving corporate-wide results.

LONG-TERM INCENTIVE AWARDS

     Under the LTIP, stock options may be granted to the Company's executive officers and other key employees. The size of stock option awards is based primarily on the individual's responsibilities with Unisys. The Committee does not determine the size of such awards by reference to the amount or value of stock options currently held by an executive officer.

     Stock options are designed to align the interests of executives with those of stockholders. Stock options are granted with an exercise price equal to the average market price of Unisys Common Stock on the date of grant, and current grants vest over four years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized unless the price of the Common Stock rises over a number of years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Lawrence A. Weinbach became the Company's Chairman, President and Chief Executive Officer on September 23, 1997. In connection with his employment, the Company entered into the employment agreement described at page 13. Under the employment agreement, Mr. Weinbach is entitled to a base salary at the rate of $1,200,000 per year, subject to annual review by the Committee, and, for 1999, is guaranteed a minimum annual bonus equal to 100% of his base salary for the year. In light of Mr. Weinbach's contribution to the Company's financial performance in 1998, the Committee increased his base salary to $1,320,000 per year in March 1999. For 1999, Mr. Weinbach received a bonus of $1,320,000. In 1999, Mr. Weinbach also was granted the stock options described on page 11.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount of compensation that may be deducted by the Company with respect to each Named Officer employed as of the last day of the applicable year. The limitation does not apply to compensation based on the attainment of objective performance goals. The Committee has considered the impact of the deduction limitation and has determined that it is not in the best interests of the Company or its stockholders to base compensation solely on objective performance criteria. Rather, the Committee believes that it should retain the flexibility to base compensation on its subjective evaluation of performance as well as on the attainment of objective goals.

                                 Corporate Governance and Compensation Committee

                                                                 Henry C. Duques
                                                                Melvin R. Goodes
                                                                Kenneth A. Macke

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Unisys Common Stock during the five fiscal years ended December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's Computers (Hardware) Index and the Standard & Poor's Computers (Software and Services) Index. The comparison assumes $100 was invested on December 31, 1994 in Unisys Common Stock and in each of such indices and assumes reinvestment of dividends.

                                  [Line Graph]

                                         1994    1995   1996    1997    1998    1999
Unisys Corporation                        100      64     78     161     399     370
S & P 500                                 100     138    169     226     290     351
S & P Computers (Hardware)                100     133    178     261     457     659
S & P Computers (Software & Services)     100     141    218     304     551    1020

                                GENERAL MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and officers are required to file reports with the SEC relating to their ownership of Unisys equity securities. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. During 1999, all directors and officers provided the Company with the required information on a timely basis. However, the Company was six days late in filing one report, with respect to one transaction, on behalf of Gail D. Fosler.

POLICY ON CONFIDENTIAL VOTING

     It is the Company's policy that all stockholder proxies, ballots, and voting materials that identify the vote of a specific stockholder shall, if requested by that stockholder on such proxy, ballot, or materials, be kept permanently confidential and shall not be disclosed to the Company, its affiliates, directors, officers, and employees or to any third parties, except as may be required by law, to pursue or defend legal proceedings, or to carry out the purpose of, or as permitted by, the policy. Under the policy, vote tabulators and inspectors of election are to be independent parties who are unaffiliated with and are not employees of the Company. The policy provides that it may, under certain circumstances, be suspended in the event of a proxy solicitation in opposition to a solicitation of management. The Company may at any time be informed whether or not a particular stockholder has voted. Comments written on proxies or ballots, together with the name and address of the commenting stockholder, will also be made available to the Company.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     The deadline for submitting stockholder proposals to the Company for inclusion in the proxy materials for the 2001 Annual Meeting of Stockholders is November 16, 2000.

     Any stockholder who intends to present a proposal at the 2001 Annual Meeting and has not sought to include the proposal in the Company's proxy materials must give the Company notice of the proposal no later than January 27, 2001.

     Any stockholder who intends to make a nomination for the Board of Directors at the 2001 Annual Meeting must deliver a notice to the Company no later than January 26, 2001 setting forth (i) the name, age, business and residence addresses of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Unisys capital stock beneficially owned by each nominee, (iv) a statement that the nominee is willing to be nominated, and (v) any other information concerning each nominee that would be required by the SEC in a proxy statement soliciting proxies for the election of the nominee.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This Proxy Statement and the 1999 Annual Report are available on the Company's Internet site at WWW.UNISYS.COM/INVESTOR/PROXY2000 and WWW.UNISYS.COM/ANNUAL/ANNUAL1999. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's annual meeting. Most stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons appointed as proxies will vote thereon in their discretion.

     The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees, and fiduciaries for forwarding proxies and proxy material to the beneficial owners of Unisys Common Stock. Solicitation may also be made personally, or by telephone or telegraph, by the Company's directors, officers, and regular employees without additional compensation. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $9,500, plus expenses.

                                          By Order of the Board of Directors,

                                          /S/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Vice President, Deputy General
                                          Counsel and Secretary
Dated: March 16, 2000

                                     PROXY

                               UNISYS CORPORATION



               PROXY FOR ANNUAL MEETING TO BE HELD APRIL 27, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Melvin R. Goodes, Kenneth A. Macke and Lawrence
A. Weinbach, and each of them, proxies, with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Unisys Corporation, and at any adjournments thereof, as directed on the reverse side hereof with respect to the items set forth in the accompanying proxy statement and in their discretion upon such other matters as may properly come before the meeting. This card also provides voting instructions (for shares credited to the account of the undersigned, if any) to the trustee for the Unisys Savings Plan (the "Savings Plan") as more fully described on page 2 of the proxy statement.



       IF YOU ARE VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS

             PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                    SEE REVERSE
                                                                        SIDE

                            - FOLD AND DETACH HERE -


                                 [UNISYS LOGO]


                         Annual Meeting of Stockholders

                            April 27, 2000 9:30 a.m.

                              Marriott Philadelphia
                               1201 Market Street
                           Philadelphia, Pennsylvania

                             YOUR VOTE IS IMPORTANT
                              THANK YOU FOR VOTING

                                                                            5351

       Please mark your
  /X/  votes as in this
       example.


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of directors and FOR the selection of auditors and the Trustee for the Savings Plan will vote as described on page 2 of the proxy statement.


           The Board of Directors recommends a vote FOR items 1 and 2

                                        FOR ALL
                             WITHHOLD   EXCEPT
                   FOR ALL   FROM ALL   AS NOTED          Nominees:

1. Election of       / /       / /        / /       01 Gail D. Fosler
   Directors.                                       02 Melvin R. Goodes
                                                    03 Rajiv L. Gupta
                                                    04 Edwin A. Huston


   For, except vote withheld from the following nominee(s):


                                    FOR     AGAINST     ABSTAIN

2. Ratification of                  / /       / /         / /
   Selection of
   Independent Auditors

                                          Mark Here to Have
                                          Your Vote Remain
                                          Confidential                      / /

Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.

--------------------------------------------------------------------------------
    SIGNATURE(S)                                      DATE

--------------------------------------------------------------------------------
    SIGNATURE(S)                                      DATE


- FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL -


                          VOTE BY TELEPHONE OR INTERNET

Unisys Corporation encourages you to take advantage of the convenient ways to vote your shares on proposals covered in this year's Proxy Statement. You may vote by mail, through the Internet or by telephone.

If you vote through the Internet or by telephone, please have your social security number and proxy card available. The control number printed in the box above, just below the perforation, and your social security number are necessary to verify your vote. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.



1. VOTE BY MAIL. Mark, date, sign and return your proxy card in the enclosed envelope.


2. VOTE BY TELEPHONE. Using a touch-tone telephone, call toll-free 1-877-779-8683, 24 hours a day, 7 days a week from the U.S. and Canada. Follow the instructions that are provided.


3. VOTE THROUGH THE INTERNET.Log onto the Internet at http://www.eproxyvote.com/uis, 24 hours a day, 7 days a week. Follow the instructions that are provided.


If you vote through the Internet or by telephone, do not return the proxy card.

                              THANK YOU FOR VOTING


                                 [UNISYS LOGO]